Exhibit 10.18
AMENDMENT

THIS AMENDMENT (“Amendment”) effective as of March 1, 2017, amends that certain Master Distributor Agreement effective as of March 12, 2014, as previously amended (the “Agreement”), by and between Xilinx, Inc., an Delaware Corporation, having offices at 2100 Logic Drive, San Jose, CA, 95124, Xilinx Ireland Unlimited Company (formerly known as Xilinx Ireland), a company incorporated under the laws of Ireland with a place of business at 2020 Bianconi Avenue, Citywest Business Campus, Saggart, Co. Dublin, Ireland, and Xilinx Sales International Pte. Ltd., a company organized and existing under the laws of Singapore, having its principal office at 5 Changi Business Park Vista, Singapore 486040 (collectively and individually, “Xilinx”), and Avnet, Inc., a New York corporation, having its principal office at 2211 South 47th Street, Phoenix, AZ 85034 (“Distributor”).

A.	The parties agree to amend Exhibit D of the Agreement as follows:

The following sentence is deleted in its entirety:
DIR, or a percentage of DIR, is provided to Distributor at the discretion of Xilinx based on the Distributor cost of working capital.

B.	Except as set forth above, the Agreement remains in full force and effect.

To evidence the parties’ agreement to this Agreement, they have signed and delivered it on the date(s) below, but as of the date set forth in the preamble.

Xilinx, Inc.	Avnet, Inc.
Signature: /s/ Christopher Alan Henry	Signature: /s/ Peter Bartolotta
Print Name: Christopher Alan Henry	Print Name: Peter Bartolotta
Title: CVP, Channel Sales	Title: Chief Transformation Officer
Date: 3/24/2017	Date: 24 March 2017 16:08 MST

Xilinx Ireland Unlimited Company
Signature: /s/ Kevin Cooney
Print Name: Kevin Cooney
Title: Managing Director
Date: 3/25/2017

Xilinx Sales International Pte. Ltd.
Signature: /s/ Oren Scotten
Print Name: Oren Scotten
Title: Site Director
Date: 3/27/2017